                                                                   EXHIBIT 10.1

                                  AZURIX CORP.

                                 1999 STOCK PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 13, 2000)

                                    ARTICLE 1

                              PURPOSES OF THE PLAN

             1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified key employees, officers and directors upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                    ARTICLE 2

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

             2.1 Administrator. "Administrator" means the Human Resources and Compensation Committee of the Board.

             2.2 Affiliate. "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company,
         (ii) any entity in which the Company has a significant equity interest as determined by the Committee, or (iii) as used in Article 8 and in the term "Associate", as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

             2.3 Affiliated Company. "Affiliated Company" means Enron Corp. or "subsidiary corporation" of the Company or Enron Corp., whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

             2.4 Associate. "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly-owned subsidiary of the Company).

             2.5 Beneficial Owner. "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Company at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such capital stock.

             2.6 Board. "Board" means the Board of Directors of the Company.

             2.7 Change in Control. "Change in Control" means any of the events or circumstances described in Article 8.

             2.8 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             2.9 Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section
         7.1 hereof.

             2.10 Common Stock. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.3 hereof.

             2.11 Disability. "Disability" means permanent and total disability as defined in the long term disability benefit plan covering employees of the Company, or if a Participant is not covered by such a plan, as determined by the Administrator. The Administrator's determination of a Disability or the absence thereof shall be binding on all interested parties.

             2.12 Effective Date. "Effective Date" as to this restatement of the Plan means June 13, 2000, or if later, the date the Plan is approved by shareholders of the Company. No grants of Options or Restricted Stock shall be made under the Plan prior to the Effective Date; provided, however, that this restatement of the Plan shall not invalidate Options or Restricted Stock granted on or before May 1, 2000.

             2.13 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

             2.14 Fair Market Value. "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to a share of Common Stock on a particular date shall mean such closing price of such Common Stock as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

             2.15 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in
         Section 422 of the Code.

             2.16 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

             2.17 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

             2.18 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

             2.19 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

             2.20 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

             2.21 Optionee. "Optionee" means a Participant who holds an Option.

             2.22 Participant. "Participant" means an individual or entity that has received a grant of an Option or a grant of Restricted Stock under the Plan, and where permitted under the Plan, includes such person's successors and assigns.

             2.23 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

             2.24 Restricted Stock Agreement. "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant with respect to a grant of Restricted Stock offered under the Plan.

             2.25 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

             2.26 Company. "Company" means Azurix Corp.

                                    ARTICLE 3

                                   ELIGIBILITY

             3.1 General. Any employee of the Company (including employees who are residents of the United Kingdom) or an Affiliated Company who is designated by the Committee to receive a grant of an Option and/or a grant of Restricted Stock under the Plan, and any individual who is a Director of the Company duly elected by stockholders of the Company who is not an employee of the Company at the time a grant is made, shall be eligible to be designated a Participant. However, subject to the foregoing, only employees of the Company or an Affiliated Company, within the meaning of section 424(e) or (f) of the Code, shall be eligible to receive grants of Incentive Stock Options under the Plan. Grants may be made to the same individual on more than one occasion.

             3.2 Grants to Non-employee Directors. Any grant, and the provisions applicable thereto, made under the Plan to an eligible non-employee director must be approved by the Board.

                                    ARTICLE 4

                                   PLAN SHARES

             4.1 Shares Subject to the Plan. A total of 17,583,284, subject to adjustment as to number and kind of shares in the same manner as pursuant to Section 4.3 hereof, of the Company's authorized shares of Common Stock may be issued under the Plan, of which twenty five percent (25%) may be granted in the form of Restricted Stock and Options for up to 7,500,000 shares may be granted in the form of Incentive Options, subject to adjustment as to the number and kind of shares in the same manner as pursuant to Section 4.3 hereof.

             For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Restricted Stock Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such grant of Restricted Stock, shall again be available for grant or issuance under the Plan.

             4.2 Accounting for Grants. For purposes of this Article 4, if a grant under this Plan is denominated in shares of Common Stock, the number of shares covered by such grant, or to which such grant relates, shall be counted on the date of grant against the aggregate number of shares of Common Stock available for making grants under the Plan; provided, however, that grants that operate in tandem with (whether granted simultaneously with or at a different time from) other grants may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

             4.3 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company (or other similar corporate transaction or event) affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 4.4, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) which thereafter may be made the subject of grants made under the Plan, (b) the number and type of shares of Common Stock (or other securities or property) subject to outstanding grants made under the Plan, and (c) the purchase or exercise price with respect to any grant made under the Plan, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding grant made under the Plan; provided, however, that with respect to grants of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of shares of Common Stock subject to any grant made under the Plan denominated in shares of Common Stock shall always be a whole number.

             4.4 If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on shares of Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding shares of Common Stock shall be proportionately increased, and if the grant is an Option the purchase price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares of Common Stock shall be proportionately reduced, and if the grant is an Option the purchase price per share shall be proportionately increased.

                                    ARTICLE 5

                                     OPTIONS

             5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement. No individual shall be granted Options totaling more than 2,000,000 shares of Common Stock in any single calendar year.

             5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price of an Incentive Option shall not be less than 110% of Fair Market Value on the date the Option is granted.

             5.3 Time and Method of Exercise. Subject to the provisions contained in the Plan and in a Participant's Option Agreement, unexercised vested shares of Common Stock under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check or shares of Common Stock, or any combination thereof having a Fair Market Value equal to such exercise price provided that the Fair Market Value of shares of Common Stock so delivered shall be equal to the closing price of such shares as reported in the "NYSE -- Composite Transaction" section of the Midwest Edition of the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of shares of Common Stock are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of shares of Common Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

             5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

             5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times, and subject to such conditions for accelerated vesting, including without limitation the achievement of specified performance goals or objectives, as may be determined by the Administrator.

             5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

             5.7 Nontransferability of Options. No Option shall be assignable or transferable except pursuant to the provisions of Section 11.1 of this Plan and no Incentive Option may be transferred by the Optionee other than by will or the laws of descent and distribution.

             5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

             5.9 Grants to Residents and Citizens of Foreign Countries. Notwithstanding anything to the contrary in this Article 5, the Committee may, in its discretion, grant Options to residents and to citizens of countries other than the United States of America with the requirement that the exercise thereof be required to be made through a broker financed exercise as referenced in Section 5.3 above.

                                    ARTICLE 6

                                RESTRICTED STOCK

             6.1 Grants of Restricted Stock. A grant of Restricted Stock pursuant to a Restricted Stock Agreement entitles the recipient to acquire shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.

             6.2 Grants of Performance Based Restricted Stock. The Committee is authorized to make grants of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that a) the issuance is contingent upon attainment of pre-established performance criteria; or b) restrictions lapse contingent upon attainment of pre-established performance criteria. The performance criteria to be used with such grants shall be recurring after-tax net income and/or cash flow, at the Company and/or subsidiary level, and earnings per share and/or total shareholder return, at the Company level, as determined at the sole discretion of the Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable regulations. Notwithstanding any other provision of the Plan, no individual shall receive a grant of Restricted Stock under this Section
         6.2 totaling more than 100,000 shares of Common Stock in any single calendar year. Recurring after-tax net income means after-tax net income subject to adjustment by the Committee in its sole discretion for what the Committee considers an unordinary or nonrecurring items of after-tax net income.

             6.3 Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth the terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

             6.4 Rights as a Shareholder. Upon becoming vested in Restricted Stock, a Participant shall have the rights of a shareholder with respect to the Restricted Stock granted pursuant to the Restricted Stock Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth herein and in the Restricted Stock Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Restricted Stock Agreement.

             6.5 Vesting of Restricted Stock. The Restricted Stock Agreement shall specify the date or dates, the performance goals or objectives that must be achieved, if any, and any other conditions on which the Restricted Stock may vest.

             6.6 Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested Restricted Stock shall be released to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Common Stock of the Company rather than in cash. If payment is made in shares, the conversion to shares shall be at the Fair Market Value. Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

             6.7 Nonassignability of Rights. No Participant's right to acquire shares of Restricted Stock shall be assignable or transferable except pursuant to the provisions of Section 11.1 of this Plan.

                                    ARTICLE 7

                           ADMINISTRATION OF THE PLAN

             7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Committee consisting of two (2) or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and are "outside directors" as referenced in Regulation 1.162-27(e)(3) issued under the Code (the "Committee" or "Administrator"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.

             7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options and grants of Restricted Stock shall be granted, the number of shares to be represented by each Option and grant of Restricted Stock and the consideration, if any, to be received by the Company upon the exercise thereof; (b) to construe and interpret provisions of the Plan and other documents and agreements pertaining to the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Restricted Stock Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Restricted Stock Agreement granted under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Agreement; (g) to accelerate the vesting of any Option or grant of Restricted Stock; (h) to extend the exercise date of any Option and vesting date of any grant of Restricted Stock; (i) except for changing the Exercise Price of a granted Option, to amend outstanding Option Agreements and Restricted Stock Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Restricted Stock or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

             7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                    ARTICLE 8

                                CHANGE IN CONTROL

             8.1 Change in Control of Enron Corp. If at any time after the date the Plan is adopted when Enron Corp. directly or indirectly owns thirty percent (30%) or more of the capital stock of the Company, a transaction occurs which is not approved, recommended or supported by a majority of the board of directors of Enron Corp. in actions taken prior to, and with respect to, such transaction in which:

             (i) Enron Corp. merges or consolidates with any other entity (other than one of Enron Corp.'s wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity),

             (ii) Enron Corp. sells all or substantially all of its assets to any other person or entity,

             (iii) Enron Corp. is dissolved,

             (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of Enron Corp.), together with its Affiliates and Associates, shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the outstanding capital stock of Enron Corp., or

             (v) the individuals who constitute the members of Enron Corp.'s board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by Enron Corp.'s stockholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Enron Corp. in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of Enron Corp. of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Section 8.1, or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this
         Section 8.1, with respect to outstanding grants of Restricted Stock made under Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if applicable) to the Company by each grantee thereof and such Options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate.

             8.2 Change in Control of the Company. If a transaction occurs after the date the Plan is adopted in which as a result of a transaction that has not been approved, recommended or supported by a majority of the board of directors of the Company in actions taken prior to, and with respect to, such transaction:

             (i) the Company merges or consolidates with any other entity (other than one of the Company's wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity), or

             (ii) the individuals who constitute the members of Company's Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date of the public offering whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger or consolidation as described in clause (i) of this Section 8.2 or (b) thirty (30) days of the occurrence of such change of Directors as described in clause (ii) of this Section 8.2, then with respect to outstanding grants of Restricted Stock made under
         Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (ii)) to be the date of cancellation and surrender of such Options, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended) to the Company by each grantee thereof and such Options shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between
         (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger or consolidation, or (2) the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause
         (ii)) to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8.2 consists of anything other than cash, the Administrator (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                                    ARTICLE 9

                      AMENDMENT AND TERMINATION OF THE PLAN

             9.1 Amendments. The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which a grant has not theretofore been made. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any grant agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

             (i) increase the total number of shares of Common Stock available for grants under the Plan, except as provided in Article 4 hereof;

             (ii) change the minimum exercise price for grant of Options;

             (iii) extend the maximum period during which grants may be made under the Plan; or

             (iv) increase the maximum number of shares of Common Stock for which Options may be granted under Section 5.1 or shares of performance-based Restricted Stock that may be granted under Section
         6.2 to any individual in any calendar year.

             The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of its Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

             9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on February 1, 2009 and no Options or grants of Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Agreements then outstanding shall continue in effect in accordance with their respective terms and provisions.

             9.3 Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Affiliated Companies may operate to assure the viability of the benefits from grants made to eligible employees employed in such countries and to meet the objectives of the Plan.

                                   ARTICLE 10

                                 TAX WITHHOLDING

             10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, up to an amount equivalent to settle the minimum statutory tax withholding rates for federal and state tax purposes including payroll taxes by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their

         Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11

                                  MISCELLANEOUS

             11.1 Benefits Not Alienable. No grant of an Option or Restricted Stock and no right under any such grant shall be assignable, alienable, saleable or transferable by a Participant other than:

             (a) by will or by the laws of descent and distribution;

             (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

             (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

                    (I)   a member of his or her Immediate Family,

                    (II) a trust solely for the benefit of the Participant and his or her immediate Family, or

                    (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

             (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any grant upon the death of the Participant.

             Each transferee described in (b) and (c) above is hereafter referred to as a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable grant agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren).

             The terms and provisions of Option Agreements and Restricted Stock Agreements shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any such agreement other than by will or by the laws of descent and distribution. A grant and underlying agreement shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred grant and underlying agreement, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred grant and underlying agreement, by the executor or administrator of the Permitted Transferee), and all exercises of a grant shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements satisfactory to the Committee to provide for such payment. Any unauthorized attempt at assignment, transfer, pledge or other disposition of a grant made under the Plan shall be without effect.

             11.2 No Enlargement or Employee Rights. This Plan is strictly a voluntary undertaking on of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

             11.3 Application of Funds. Any proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                   ARTICLE 12

                APPROVED SHARE OPTION SCHEME FOR UK PARTICIPANTS

             12.1 Purpose. The Plan as modified by this Article 12 is intended to be approved by the Inland Revenue under Schedule 9 to the Act. The purpose of this Article 12 is to grant UK Inland Revenue Approved Share Options to UK Participants under the Plan. This Article 12 is to be read as a continuation of the Plan and modify the Options granted thereunder only in relation to UK resident Participants who are granted Options under this Article 12 of the Plan. This Article 12 does not add to or modify the Plan in respect of any other category of Participant. Where any conflict arises in the interpretation of the rules of the Plan and this Article 12 in relation to Approved Options granted under the Plan as modified by this Article 12, the provisions of this
         Article 12 shall prevail.

             12.2 Additional Definitions. The following additional capitalized definitions shall have the respective meanings set forth below:

             (a) "Act" shall mean the Income and Corporation Taxes Act 1988.

             (b) "Approved Option" shall mean an Option granted under the Plan as modified by this Article 12 to a UK Participant while the Plan as modified by this Article 12 is approved by the UK Inland Revenue under the Act.

             (c) "Limit" shall mean L30,000 or such other amount as may from time to time be specified in paragraph 28 of Schedule 9 to the Act.

             (d) "UK Participant" shall mean an employee or director of the Company or any participating Affiliate who satisfies the eligibility criteria in Article 3 of the Plan (as modified by Article 12).

             12.3 Modified Definitions. The following definitions in Article 2 of the Plan shall be modified as set forth below in relation to Approved Options only and shall be so construed throughout the Plan:

             (a) "Affiliate" shall mean any company which is both a subsidiary of the Company (as defined by Section 736 of the Companies Act 1985) and under the control of the Company (as defined by Section 840 of the Act) and which is for the time being designated by the Committee as a participating Affiliate.

                    (b) "Option" shall mean Non-Qualified Options only and in the context of the Plan as modified by this Article 12 shall mean Approved Options.

             (c) "Common Stock" shall mean shares of Common Stock of the Company which satisfy the provisions of paragraph 10 to 14 inclusive of
         Schedule 9 to the Act.

             12.4 Omitted Definitions. The following definitions in Article 2 shall be treated as having been omitted therefrom in relation to Approved Options only and the Plan shall accordingly be constructed throughout as if all references to such definitions had been omitted:

             (i)  "Incentive Option" and "Incentive Option Agreement".

             (ii) "Restricted Stock" and "Restricted Stock Agreement".

             12.5 Variation of Share Capital. Articles 4.3 and 4.4 of the Plan (adjustments) are replaced in relation to Approved Options with the following provision; "In the event of any variation of the shares of Common Stock of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of shares of Common Stock subject to any Approved Option and the Exercise Price for each of those shares of Common Stock shall be adjusted in such manner as the Committee decides to be fair and reasonable provided that:

             (i) the aggregate amount payable on the exercise of an Approved Option in full is not increased

             (ii) the Exercise Price for a share of Common Stock is not reduced below its par value

             (iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue and

             (iv) following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of
         Schedule 9 to the Act."

             12.6 Eligibility. Article 3 shall be modified in relation to Approved Options by;

              (i) deleting the words "or an Affiliated Company" commencing in line 1; and

              (ii)  inserting the following provisions;

                    (a) Approved Options may only be granted to employees or directors of the Company or any participating Affiliate;

                    (b) Directors of the Company or a participating Affiliate are only eligible to be designated a UK Participant if they are required to devote substantially the whole of their time to their duties and in any case not less than 25 hours per week (excluding meal breaks) to the Company and/or any participating Affiliate;

                    (c) Approved Options may only be granted to employees or directors of the Company or any participating Affiliate who are not ineligible to participate in the Plan by virtue of paragraph 8 of
         Schedule 9 to the Act (material interest in a close company); and

              (iii) omitting reference to Article 3.2.

              12.7  Approved Options.

                    (a) Option Agreement. Article 5.1 of the Plan shall be modified in relation to Approved Options by;

                        (i) deleting the words "..., and the Exercise Price per share, and whether the Option is an Incentive Option or a Nonqualified Option" and replacing them with ", and the Exercise Price per share. The Option Agreement shall specify that the Option is an Approved Option granted under Article 12 of the Plan." and;

                        (ii) inserting after the sentence "Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable" the following words:
         "PROVIDED that any such additional terms and conditions are first approved by the Inland Revenue."

                    (b) Exercise Price. Article 5.2 of the Plan shall be modified in relation to Approved Options by the addition of the following provision at 5.2(d);

         "and (d) the Exercise Price of an Approved Option shall not be less than 100% of the Fair Market Value on the date the Approved Option is granted."

                    (c) Time and Method of Exercise. Article 5.3 of the Plan shall be modified in relation to Approved Options by;

                           (i) deleting the words commencing "...from time to time by request to the Company..." through to "...provisions of Regulation T of the Federal Reserve Board" and replacing them with "...from time to time. An Approved Option may only be exercised by a UK Participant giving notice to the Company in writing of the number of shares of Common Stock in respect of which he wishes to exercise the Approved Option accompanied by the appropriate payment either in cash or by the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the relevant exercise price."; and

                           (ii) inserting the following provision at the end of
         Article 5.3; "No Approved Option may be exercised by a UK Participant who has become ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company)."

                    (d) Vesting and Exercise of Approved Options. Article 5.5 of the Plan shall be modified in relation to Approved Options by the deletion of the words "and subject to such conditions for accelerated vesting".

                    (e) Limit on Approved Options. Article 5.6 of the Plan shall be deleted in relation to Approved Options and replaced by the following provision; "No Approved Options shall be granted to UK Participants if at the relevant date of grant the aggregate Exercise Price of all subsisting Approved Options granted under the Plan and any other plan established by the Company or any associated company as defined in Section 187 of the Act of the Company and approved by the Inland Revenue under the provisions of Schedule 9 to the Act (other than a savings-related share option scheme) would exceed the Limit."

              12.8 Additional Provisions in Article 5. Article 5 shall be modified in relation to Approved Options by the addition of the following provisions;

                    (i) Exercise of Approved Options on Termination of Employment. If a UK Participant's employment with the Company or a participating Affiliate terminates on account of death, disability, ill-health, injury, redundancy (within the meaning of the Employment Rights Act 1996) or early retirement by agreement with his employer or retirement at or after contractual retirement age, such UK Participant (or where appropriate, the personal representative of the UK Participant) may exercise their Approved Option, up to the number of unexercised vested shares of Common Stock such UK Participant is entitled to on the date of such termination as set out in the Notice of Grant of Stock Option, at any time during the period of twelve months following the date of such termination . If a UK Participant's employment ceases for any other reason, the Approved Option shall lapse upon such date of termination, unless the Notice of Grant and/or the Stock Option Grant Agreement in relation to such Approved Option specifies otherwise .

                    (ii) Issue or Transfer of Shares. The appropriate number of Shares shall be allotted or transferred (as the case may be) within 30 days following the exercise of an Option.

              12.9  Article 6 shall not apply to Approved Options.

              12.10 Administration of the Plan. Article 7 of the Plan shall be modified in relation to Approved Options by;

                    (i) the deletion of Articles 7.2 (g) of the Plan (acceleration of vesting), and 7.2 (h) of the Plan (extension of exercise date); and

                    (ii) inserting the following provision at the end of Article
         7.2 (c) (amendment of rules and regulations relating to the Plan); "PROVIDED that any creation, amendment or rescission in relation to Approved Options is subject to Article 12.12 below"; and

                    (iii) inserting the following provision at the end of
         Article 7.2(d) (determination of terms, conditions and restrictions); "PROVIDED that in relation to Approved Options, any such terms, conditions and restrictions are first approved by the Inland Revenue" and;

                    (iv) inserting the following provision at the end of Article
         7.2 (i) (amendment of terms of outstanding Option Agreement); ...powers provided for herein "PROVIDED that such power conferred by this Article
         7.2 (i) may only be exercised in relation to Approved Options pursuant to and in accordance with Article 12.6 above and/or in relation to the amendment, relaxation, waiver or substitution of any performance condition detailed in the Option Agreement, provided that such amendment, relaxation, waiver or substitution shall not result in that Approved Option being subject to constraints and/or conditions which are more difficult to satisfy than those which applied immediately prior to such amendment, relaxation, waiver or substitution."

              12.11 Change in Control. Article 8 of the plan is modified in relation to Approved Options by;

                    (i) replacing the paragraph at Article 8.1 commencing " then within (a) ten days of the approval by the stockholders..." through to "...other than pursuant to a tender or exchange offer, whichever is appropriate" with the following provision; "If any of the events listed in Article 8.1 (i), (ii), (iii), (iv) or (v) should occur, then upon the date of the approval by the stockholders of Enron Corp of the events listed at Article 8.1 (i), (ii) or (iii), or upon the date of the occurrence of an event listed at Article 8.1 (iv) or (v), all outstanding Approved Options shall immediately lapse."; and

                    (ii) replacing the paragraph at Article 8.2 commencing " then within (a) ten days of the approval by the stockholders..." through to "...the fair cash equivalent of the portion of the consideration offered which is other than cash" with the following provision; "If any of the events listed in Article 8.2 (i) or (ii) should occur, or if there is a change in control of the Company as defined by Section 840 of the Act, then upon the date of the approval by the stockholders of the Company of the event listed at Article 8.2
         (i) or upon the date of the occurrence of the event listed at Section
         8.2 (ii) or upon the date that the change in control of the Company as defined by Section 840 of the Act becomes effective, all outstanding Approved Options shall immediately lapse."

               12.12 Amendments to the Plan. Article 9 of the Plan is modified in relation to Approved Options by the addition of the following provision: "No amendment to the Plan which relates to an Approved Option shall be effective unless it is approved by the Inland Revenue."

               12.13 Limits on Transfer of Awards. The provisions of Article 11.1(b) and Article 11.1(c) shall not apply to Approved Options.

     AZURIX CORP.



     By:   /s/ REBECCA P. MARK
         -----------------------------------------
     Name:  Rebecca P. Mark
     Title: Chairman and Chief Executive Officer



     ATTEST:

     /s/ NORMA A. TIDROW
     ---------------------------------------------
     Name:  Norma A. Tidrow
     Title: Secretary